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                                                                     EXHIBIT 12


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)
                                   (UNAUDITED)

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
                                                                  THREE MONTHS ENDED
                                                                        MARCH 31,
                                                               --------------------------
                                                                  1998            1999
                                                               ----------      ----------
Earnings:
     Loss before cumulative effect of a change in
          accounting principle ...........................     $  (92,372)     $  (51,758)
     Fixed charges, less interest capitalized ............         43,302          43,953
                                                               ----------      ----------
          Earnings .......................................     $  (49,070)     $   (7,805)
                                                               ==========      ==========

Fixed charges:
     Interest expense, including interest capitalized ....     $   40,245      $   40,499
     Amortization of deferred financing costs ............          1,112           1,117
     Interest portion of rental expense ..................          6,524           7,922
                                                               ----------      ----------
          Fixed charges ..................................     $   47,881      $   49,538
                                                               ==========      ==========

Ratio of earnings to fixed charges .......................           --              --
                                                               ==========      ==========
Deficiency of earnings available to cover fixed charges ..     $  (96,951)     $  (57,343)
                                                               ==========      ==========
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